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                                                                     Exhibit 4.3

                                                            Warrant to Purchase
WA-                                                              **    **
                                                          Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            Void after 5:00 P.M. New York City time on June 30, 2004 Subject to redemption as provided in Paragraph (j) of this Warrant

                SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT
                                       OF
                             ACTIVEWORLDS.COM, INC.

         This is to certify that, FOR VALUE RECEIVED,                         or
registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant from Activeworlds.com, Inc., a Delaware
corporation (the "Company"),                      thousand (   ,000) shares of
the common stock, par value $.001 per share ("Common Stock"), of the Company at an exercise price per share of five and 70/100 dollars ($5.70), at any time during the period (the "Exercise Period") commencing on the date of issuance of this Warrant and ending at 5:00 P.M. New York City time, on June 30, 2004; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant is subject to redemption by the Company at the time and in the manner set forth in Paragraph
(j) of this Warrant. This Warrant was issued as part of a private placement by the Company of nine (9) units, each unit consisting of seventeen thousand six hundred (17,600) shares of Common Stock and a Warrant to purchase twenty thousand (20,000) shares of Common Stock. Reference to the Warrants shall mean all of the Series A Common Stock Purchase Warrants issued by the Company in connection with such private placement and any Warrants issued as a result of the transfer or partial exercise or conversion of such Warrants and any Warrants issued to the placement agent for such private placement.

         (a)      EXERCISE OF WARRANT.

                  (1) Subject to prior redemption, this Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of


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the Exercise Price may be made either by check (subject to collection) in the amount of the Exercise Price or by delivery of such number of shares of Common Stock as has a current value, determined in the manner provided for in Paragraph
(a)(2) of this Warrant (with the current value being based on the market price of the Common Stock on the date the Warrant, accompanied by the shares of Common Stock delivered in respect of such exercise, is delivered to the Company or its transfer agent), equal to the Exercise Price. The date of such delivery shall mean the date that this Warrant, accompanied by the shares of Common Stock, is deposited in the United States mail, certified or registered mail, or by messenger service or by overnight courier service which provides evidence of delivery, addressed to the Company or its transfer agent. If this Warrant should be exercised in part only, whether pursuant to this Paragraph (a)(1) or pursuant to Paragraph (a)(2) of this Warrant, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

                  (2) In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Paragraph (a)(1) of this Warrant, the Holder shall have the right to convert this Warrant, in whole at any time or in part from time to time to the extent that this Warrant has not been exercised pursuant to said Paragraph (a)(1), for the number of shares of Common Stock determined by
(i) multiplying (x) the number of shares as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (ii) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this Paragraph (a)(2), the date on which this Warrant accompanied by the notice of exercise is delivered to the Company or its transfer agent as provided in said Paragraph (a)(1). The current value per share of Common Stock shall be determined as follows:

                      (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made on such day, the closing bid price for such date on such exchange or system shall be used; or

                      (B) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean the average of the reported last bid price of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting service, on the last five (5) trading day prior to the date of the exercise of this Warrant; or



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                      (C) If the Common Stock is not so listed or admitted to
unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise or conversion of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Warrants then outstanding, increase the par value of the Common Stock.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined in the manner set forth in Paragraph (a)(2) of this Warrant, except that the price shall be based on the closing price on the last trading day before the date of exercise.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (k) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.



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         (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

             (1) In case the Company shall, subsequent to the date the first Warrant was issued (the "Initial Issuance Date"), (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f)(1) shall occur.

             (2) In case the Company shall, subsequent to the Initial Issuance Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price per share of Common Stock (as defined in Paragraph
(f)(5) of this Warrant) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

             (3) In case the Company shall, subsequent to the Initial Issuance Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph (f)(1) of this Warrant or subscription rights or warrants (excluding those referred to in Paragraph
(f)(2) of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of


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which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph (f)(5) of this Warrant), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

             (4) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs (f)(1), (2) or (3) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to Paragraph (f)(1), (2) or (3) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share. The Company agrees not to increase the par value of the Common Stock other than in connection with a reverse split or combination or shares or other recapitalization, in which event any such increase shall not be greater that which would result from the application of the adjustments provided in Paragraph (f)(1) of this Warrant to the par value.

             (5) For the purpose of any computation under Paragraphs (f)(2) and
(3) of this Warrant, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty
(30) consecutive trading days commencing forty five (45) trading days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the reported last bid price, in either case on the principal national securities exchange or market on which the Common Stock is admitted to trading or listed or on Nasdaq, or if not listed or admitted to trading on such exchange or such market, the average of the reported closing bid prices as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

             (6) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Paragraph (f)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (f), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase



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Common Stock or distribution of evidences of indebtedness or other assets
(excluding cash dividends) referred to hereinabove in this Paragraph (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

             (7) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants engaged by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

             (8) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs (f)(1) to (6), inclusive, of this Warrant.

             (9) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

         (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

         (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a


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brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (j)      REDEMPTION RIGHTS.

                  (1) Commencing two (2) years from the Initial Issuance Date, the Company shall have the right, on not less than thirty (30) nor more than sixty (60) days written notice given prior to the Redemption Date, as hereinafter defined, at any time to redeem all, and not less than all, of the then outstanding Warrants at the redemption price (the "Redemption Price") of ten cents ($.10) per share of Common Stock issuable upon exercise of the Warrants, provided that the conditions set forth in Paragraph (j)(2) of this Warrant shall be satisfied.

                  (2) The Company may only redeem the Warrants if all of the following conditions are met:

                      (A) The closing price of the Common Stock is not less than one hundred fifty percent (150%) of the Exercise Price of the Warrants for each day in a period of ten (10) consecutive trading days ending not earlier than five (5) trading days prior to the date the Warrants are called for redemption.

                      (B) Notice of redemption shall be sent to the holders of the Warrants not later than five (5) days after the Board of Directors approves the redemption of the Warrants by certified or registered mail or by messenger against receipt or by an overnight courier service that


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gives evidence of delivery. The notice of redemption shall state (i) the
Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrants shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date.

                      (C) The Common Stock is listed on either the New York or American Stock Exchange or the Nasdaq Stock Market at all times during the period commencing on the date the notice of redemption is sent to the holders of the Warrants as provided in Paragraph (j)(2)(B) of this Warrant and ending on the Redemption Date.

                      (D) The shares of Common Stock issuable upon exercise or conversion of the Warrants (the "Warrant Shares") shall have been registered with the Commission and such registration statement shall be current and effective at all times during the period from the date the notice of redemption is sent to the holders of the Warrants until the Redemption Date.

                  (3) If the Warrants shall have been called for redemption, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property. In the event that the Warrant Shares shall not be subject to a current and effective registration statement under the Securities Act at any time subsequent to the date notice of redemption is sent to the Holders of the Warrants, the notice of redemption shall not be effective and shall be deemed for all purposes not to have been given. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Paragraph (j).

                  (4) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of any Holder of the Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights under the Warrants, except the right to receive payment of the Redemption Price, shall cease.

              (k) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Securities Act") and in compliance with applicable state securities laws with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph


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(k) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

                  (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act and state securities laws relating to such securities and the offering thereof for such sale or disposition.

Dated as of June 3, 1999

                                      ACTIVEWORLDS.COM, INC.


                                      By: ______________________________________
                                          Richard F. Noll
                                          President and Chief Executive Officer























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                                  PURCHASE FORM
                                  -------------

                             Dated:             , 19

_________   The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price therefor.

_________   The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price therefor by delivery of shares of Common Stock pursuant to Paragraph (a)(1) of this Warrant.

_________   The undersigned hereby irrevocably elects to exchange this Warrant to the extent of ______ shares of Common Stock pursuant to the provision of Paragraph (a)(2) of this Warrant.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name _______________________________________________
       (Please typewrite or print in block letters)

Signature __________________________________________

Social Security or Employer Identification No. _______________

                                 ASSIGNMENT FORM
                                 ---------------

FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto

Name ________________________________________________
       (Please typewrite or print in block letters)

Address _____________________________________________
Social Security or Employer Identification No. ________________

The right to purchase Common Stock represented by this Warrant to the extent of _________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated: ________________________, 19__

Signature ________________________________

Signature Medallion Guaranteed:


____________________________